Exhibit 23.4

750 N. St. Paul Street
Suite 1750
Dallas, Texas 75201
Phone (214) 754-7090

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the inclusion of information included in this Annual Report on Form 10-K of Crescent Energy Company with respect to the information from our firm’s reserves reports dated January 31, 2022, prepared for Crescent Energy Company as of December 31, 2021, in reliance upon the reports of this firm and upon the authority of this firm as experts in petroleum engineering. We also hereby consent to the incorporation by references to the information from our firm’s reserves reports dated January 31, 2022, prepared for Crescent Energy Company as of December 31, 2021, into the Registration Statements on Form S-8 (Nos. 333- 261604) and Form S-3 (Nos. 333-269152) of Crescent Energy Company, including any amendments thereto.

HAAS PETROLEUM ENGINEERING SERVICES, INC.
Texas Registered Engineering Firm
/s/ Michael A. Link
Michael A. Link, P.E.
Director
Dallas, Texas
March 7, 2023